UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LHC GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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LHC GROUP, INC.

420 West Pinhook Road, Suite A

Lafayette, Louisiana 70503

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of LHC Group, Inc. to be held on Thursday, June 24, 2010 at 10:00 a.m. (Central time), at our principal executive offices located 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503.

Regardless of whether you plan to attend the Annual Meeting in person, I urge you to submit your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in any one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the accompanying Proxy Statement and on the enclosed proxy card. Even if you return a proxy card, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Keith G. Myers
President and Chief Executive Officer

April 30, 2010

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING,

DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT

PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.

420 West Pinhook Road, Suite A

Lafayette, Louisiana 70503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 24, 2010

To the Stockholders of LHC Group, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of LHC Group, Inc. (the “Company” or “LHC Group”), will be held at the Company’s principal executive offices located at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, on Thursday, June 24, 2010 at 10:00 a.m. (Central time) for the following purposes:

1.	To elect the four (4) Class II directors nominated by the Company’s Board of Directors to serve for a term of three (3) years and until their successors are elected and qualified;

2.	To approve and adopt the Company’s 2010 Long Term Incentive Plan (“2010 LTIP”);

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 29, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors of the Company unanimously recommends stockholders vote FOR the director nominees named in the Proxy Statement, FOR the adoption of the Company’s 2010 LTIP and FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Stockholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Keith G. Myers
President and Chief Executive Officer

April 30, 2010

IMPORTANT

YOUR PROXY IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

LHC GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 24, 2010

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LHC Group, Inc. (the “Company” or “LHC Group”) from holders of the Company’s common stock, $0.01 par value (“Common Stock”). These proxies will be voted for the purposes set forth herein at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. (Central time) on Thursday, June 24, 2010, at the Company’s principal executive offices, located at 420 West Pinhook Road., Suite A, Lafayette, Louisiana 70503, and at any adjournments or postponements thereof. The Notice of Annual Meeting, this Proxy Statement, and the proxy card are being first mailed to stockholders on or about May 10, 2010.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to Be Held on June 24, 2010.

This Proxy Statement and LHC Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://investor.lhcgroup.com/annuals.cfm.

At the Annual Meeting, the Company’s stockholders will vote on the following matters:

1.	The election of the four (4) Class II directors nominated by the Company’s Board of Directors to serve for a term of three (3) years and until their successors are elected;

2.	To approve and adopt the Company’s 2010 Long Term Incentive Plan (“2010 LTIP”); and

3.	The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Stockholders will also transact any other business that may properly come before the Annual Meeting. Once the business of the Annual Meeting concludes, members of our management team and representatives of KPMG LLP, our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

The Company’s Board of Directors recommends stockholders vote FOR the election of the Board of Directors’ four Class II nominees for director, FOR the approval and adoption of the Company’s 2010 LTIP and FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Proxy Solicitation

You are receiving this Proxy Statement and proxy card because you own shares of Common Stock. This Proxy Statement describes matters we would like you to vote on at the Annual Meeting. It also provides you with information about these matters so that you can make an informed decision.

A proxy is your legal designation of another person, also referred to as a “proxy,” to vote your shares of stock. The written document providing notice of the Annual Meeting and describing the matters to be considered and voted on is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card”. Our board of directors has designated two of our officers, Keith G. Myers and Peter C. November, as proxies for the Annual Meeting.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of share held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you.

Voting Procedures

Only record holders of shares of Common Stock outstanding as of the close of business on April 29, 2010 (the “Record Date”) are entitled to notice of and to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes, and proxies cannot be voted for a greater number of persons for director than the number of nominees named. As of the close of business on the Record Date, the Company had 18,620,796 shares of Common Stock outstanding and entitled to vote. The Notice of Annual Meeting, this Proxy Statement, and the proxy card are being first mailed to stockholders on or about May 10, 2010.

Stockholders may cast their votes in several different ways. When voting for director nominees, they may (1) vote “FOR” all the nominees, (2) “WITHHOLD” authority to vote for all nominees, or (3) “WITHHOLD” authority to vote for one or more nominees but vote “FOR” the other nominees. With respect to other proposals, stockholders may vote “FOR” or “AGAINST” the proposal, or they may “ABSTAIN” from voting on the proposal.

An Inspector of Election will be appointed, among other things, to determine the number of shares of Common Stock outstanding on the Record Date, the number of shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the results of the matters considered at the Annual Meeting.

Voting in person. You may vote your shares at the Annual Meeting either in person or by proxy. If you are a registered stockholder and you attend the Annual Meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who desire to vote in person at the Annual Meeting. Voting by proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. If you are a beneficial owner of shares held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a power of attorney or proxy form from the record holder of your shares. All holders of shares of Common Stock, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Stockholders must present a form of photo identification to be admitted to the Annual Meeting. If you hold your shares in street name, you are invited to attend the Annual Meeting, but you will also need to bring a copy of your bank or brokerage statement evidencing your ownership of Common Stock as of the Record Date to gain admittance.

Voting by proxy. We urge you to vote by proxy even if you intend to attend the Annual Meeting in person. If you are a registered stockholder at the close of business on the Record Date, you may vote by proxy through the Internet, telephone or by completing, signing, dating and returning the enclosed proxy card, in time to be received by us prior to the Annual Meeting. If you vote by Internet or by telephone, you do not need to return your proxy card. You may not vote by more than one method. If you submit your vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. If you do not return your proxy card and do not attend the Annual Meeting, and the shares are registered in your name, your shares will not be voted.

If a proxy is properly voted and not revoked, the shares represented by the proxy will be voted in accordance with the instructions provided. If a proxy card is signed but no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of the four Class II directors nominated by the Company’s Board of Directors, FOR the approval and adoption of the 2010 LTIP and FOR the proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2010. We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for vote at the Annual Meeting, your shares will be voted in accordance with the best judgment of the proxy holders.

Voting through a bank or broker. If your shares are held in “street name”, your bank or brokerage firm forwarded these proxy materials, as well as voting instructions, to you. Please follow the instructions on the voting instruction card to vote your shares. Your bank or brokerage firm may allow you to vote by telephone or the Internet.

As the beneficial owner of the shares, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal. Proposal 3—Ratification of Independent Registered Public Accounting Firm is a routine matter. Proposal 1—Election of Directors and Proposal 2—Approval and Adoption of the 2010 Long Term Incentive Plan are both non-routine matters.

Quorum and Votes Required

A quorum must be present at the Annual Meeting to conduct any business. The Company’s bylaws require the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote in the election of directors to constitute a quorum. If a quorum is not present, a majority of the shares represented at the Annual Meeting may adjourn the Annual Meeting to another date, time or place. No notice of the time and place of the adjourned meeting will be given if the adjournment is for less than 30 days and no new record date is fixed for the adjourned meeting. Abstentions will be treated as shares present for quorum purposes, but broker non-votes will not be counted as present for purposes of a quorum, as they are not shares entitled to vote in the election of directors.

If a quorum is present at the Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the Annual Meeting:

•

Proposal 1—Election of Directors. The nominees for director shall be elected by a plurality of the votes cast at the Annual Meeting, meaning that the four nominees for director receiving the greatest number of votes will be elected. If you vote “WITHHOLD” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated. If you hold your shares in street name, your failure to indicate voting instructions to your bank or broker will have the same effect as “WITHHOLD” votes for Proposal 1.

•

Proposal 2—Approval and Adoption of the 2010 LTIP. Approval and adoption of the 2010 LTIP to increase the number of shares available for issuance requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against Proposal 2. If you hold your shares in street name and you do not provide voting instructions to your bank or broker, it will have no impact on the outcome of Proposal 2, as broker non-votes are not entitled to vote on the matter.

•

Proposal 3—Ratification of Independent Registered Public Accounting Firm. The ratification of KPMG LLP requires the approval of a majority of the voting power of the outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against Proposal 3. If you hold your shares in street name, your failure to indicate voting instructions to your bank or broker will not affect the outcome of Proposal 3, as the ratification of an independent registered public accounting firm is a routine matter on which banks and brokers may vote in their discretion even in the absence of specific voting instructions from you.

Expenses

The Company will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares for forwarding to the beneficial owners of the shares. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitations in person or by telephone, facsimile or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Revocability

Any registered stockholder voting by proxy may revoke that proxy at any time at or before the Annual Meeting by (a) giving written notice of such revocation, prior to or at the Annual Meeting, to the Company, Attention: Secretary, 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, (b) voting in person at the Annual Meeting, or (c) casting a new vote by telephone or the Internet prior to the Annual Meeting, or by properly executing and delivering to the Company, prior to or at the Annual Meeting, a proxy card bearing a later date. Your presence at the Annual Meeting will not in itself revoke your proxy; you must obtain a ballot and vote or deliver a later-dated proxy card at the Annual Meeting to revoke your proxy. Unless properly revoked, the shares represented by proxies received by the Board of Directors will be voted at the Annual Meeting.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF JOHN L. INDEST, RONALD T. NIXON, W.J. “BILLY” TAUZIN AND KENNETH E. THORPE.

The Company’s Board of Directors (the “Board”) is composed of three classes, designated Class I, Class II and Class III, with one class of directors elected each year for a three-year term. The term of the four Class II directors expires at the 2010 Annual Meeting. The current Class II directors are John L. Indest, Ronald T. Nixon, W.J. “Billy” Tauzin and Kenneth E. Thorpe. The Board is currently composed of ten directors, eight of whom are outside, non-employee directors and two of whom are employee directors. The Nominating and Corporate Governance Committee conducted an evaluation of each Class II nominee to evaluate his performance prior to recommending to the Board his nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, the Board nominated Messrs. Indest, Nixon, Tauzin and Thorpe for election as Class II directors to serve until the Annual Meeting of Stockholders in 2013 and until their successors have been elected and qualified.

The term of the Class III directors will expire at the 2011 annual meeting of stockholders of the Company, and the term of the Class I directors will expire at the 2012 annual meeting of stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years and until his or her successor is elected and qualified. The current Class I Directors are Monica F. Azare, John B. Breaux and Dan S. Wilford and the current Class III directors are Keith G. Myers, Ted W. Hoyt and George A. Lewis.

The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) presently provides that the number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board. At each annual meeting of stockholders, or special meeting in lieu thereof, after the initial classification of the board of directors, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, or special meeting held in lieu thereof. The number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The Company’s bylaws further provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until their successor is elected and qualified.

Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. The Company does not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee becomes unable or unwilling to serve, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named as proxies will vote your shares for the substitute nominees, unless you have voted “WITHHOLD” with respect to the original nominee.

Directors are elected by a plurality of the votes cast at the Annual Meeting. Therefore, the four nominees for election as Class II directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board as Class II directors. Shares may not be voted cumulatively, and proxies cannot be voted for a greater number of persons than the number of nominees named. Unless otherwise specified, shares voted by the accompanying proxy card will be voted “FOR” John L. Indest, Ronald T. Nixon, W.J. “Billy” Tauzin and Kenneth E. Thorpe as Class II directors.

Information Regarding Nominees for Class II Director:

Nominees for Election as Class II Directors for a Three-Year Term

Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2013

Nominee	Age	Positions
John L. Indest	58	Director, Nominee and Special Advisor to the Chief Executive Officer
Ronald T. Nixon	54	Director and Nominee
W.J. “Billy” Tauzin	66	Director and Nominee
Kenneth E. Thorpe	53	Director and Nominee

John L. Indest has served as Special Advisor to the Chief Executive Officer since August 2009. Mr. Indest is our immediate past President, a position he held from September 2007 until August 2009, and our immediate past Chief Operating Officer, a position he held from 2005 until June 2009. Prior to that, he served as an Executive Vice President and as our Senior Vice President and Chief Operating Officer of Home-Based Services, beginning in May 2001. Mr. Indest has also served as a director since June 2000. From November 1998 to May 2001, Mr. Indest served as our Vice President. Prior to joining us in November 1998, Mr. Indest served as President, Chief Executive Officer and co-owner of Homebound Care, Inc., a regional home health provider. Mr. Indest has testified before the U.S. House of Representatives’ Ways and Means Subcommittee on healthcare issues and was co-chairman of the Louisiana Task Force on Ethics, overseeing compliance issues applicable to home health and hospice in the state of Louisiana. He formerly served on the Board of Directors of the National Association of Home and Hospice Care. Mr. Indest is a registered nurse with a Masters of Science in Health Services Administration from the University of St. Francis. The Board believes that Mr. Indest’s experience as a registered nurse, combined with his extensive experience in home health operations contributes greatly to the Board’s composition and to the Company’s leadership role within the home care industry.

Ronald T. Nixon has served as a director since July 2001. Mr. Nixon is a founding principal of The Catalyst Group, formed in 1990, which has managed two small business investment companies, or SBICs, one participating preferred SBIC and six private equity investment funds. Prior to joining The Catalyst Group, Mr. Nixon operated companies in the manufacturing, distribution and service sectors. Mr. Nixon has served or currently serves on the boards of directors of numerous private companies. Mr. Nixon holds a Bachelor of Science degree in Mechanical Engineering from the University of Texas at Austin and is a registered Professional Engineer in the State of Texas. The Board believes that Mr. Nixon’s extensive experience with acquisitions and the capital markets contributes greatly to the Board’s composition and ability to oversee the Company’s strategic growth strategy.

Congressman W.J. “Billy” Tauzin was appointed as our Lead Director in January 2005. In December 2004, Congressman Tauzin was named President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 12 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District since being first sworn in in 1980. From January 2001 through December 2004, Congressman Tauzin served as Chairman of the House Committee on Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to serving as a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. He currently serves on the Board of Directors of Entergy Corporation. Congressman Tauzin received a Bachelor of Arts Degree from Nicholls State University and a Juris Doctorate from Louisiana State University. The Board believes that Congressman Tauzin’s extensive involvement with healthcare and governmental affairs during his distinguished service in Congress, combined with his leadership within the pharmaceutical industry contributes greatly to the Board’s ability to establish and oversee strategy with regard to the Company’s work with Congress and other industry leaders on reimbursement and quality related matters.

Kenneth E. Thorpe, PhD has served as a director since February 2010. Dr. Thorpe is the Robert W. Woodruff Professor and Chair of the Department of Health Policy and Management in Rollins School of Public Health of Emory University. He also co-directs the Emory Center of Health Outcomes and Quality. Dr. Thorpe has held similar faculty positions in Public Health at Tulane University, University of North Carolina at Chapel Hill, Harvard University and Columbia University. He was Deputy Assistant Secretary for Health Policy in the U.S. Department of Health and Human Services from 1993 to 1995. In this capacity, he coordinated all financial estimates and program impacts of President Clinton’s healthcare reform proposals for the White House. Dr. Thorpe directed the Clinton administration’s efforts regarding Congressional healthcare reform proposals during the 103rd and 104th sessions of Congress. Dr. Thorpe has testified before several committees in the U.S. Senate and House of Representatives on healthcare reform and insurance issues. In 1991, Dr. Thorpe was awarded the Young Investigator Award presented to the most promising health services researcher in the country under age 40 by the Association for Health Services Research. Dr. Thorpe has authored and co-authored over 85 articles, book chapters and books and is a frequent national presenter on issues of healthcare financing, insurance and healthcare reform at healthcare conferences, on television and in the media. Dr. Thorpe received his Ph.D. from the Rand Graduate School, an M.A. from Duke University and his B.A. from the University of Michigan. Dr. Thorpe also currently serves as the Executive Director of the Partnership to Fight Chronic Disease (PFCD), a national and state-based coalition committed to raising awareness of the number one cause of death, disability and rising healthcare costs in the U.S., the rising rates of preventable and treatable chronic diseases. The Board believes that Dr. Thorpe’s extensive experience in chronic disease management and health policy contributes greatly to the Board’s ability to oversee the Company’s strategic efforts in regards to clinical quality and innovation initiatives.

Information Regarding Directors Continuing in Office:

Class III Directors Continuing in Office Whose Terms

Expire at the Annual Meeting of Stockholders to be held in Fiscal 2011

Nominee	Age	Positions
Keith G. Myers	50	Director, Chairman, President and Chief Executive Officer
Ted W. Hoyt	55	Director
George A. Lewis	73	Director

Keith G. Myers is our co-founder and has served as Chairman of the Board and Chief Executive Officer (or similar positions in our predecessors) since 1994. Mr. Myers served as President of the Company from 1994 to 1997 and again assumed the role as President in August 2009. Prior to joining us, Mr. Myers founded, co-owned and operated Louisiana Premium Seafoods, Inc., an international food processing, procurement and distribution company. In 1999, Mr. Myers was named Business Executive of the Year by the Louisiana Rural Health Association. Mr. Myers received credentials from the National Association for Home Care and Hospice in 1999 and was granted credentials by the Healthcare Financial Management Association in 2005. Mr. Myers has been an active participant in the Home Health Top 100 since 2002 and has participated in the preparation of numerous white papers and presentations to members of both the U.S. Senate and House of Representatives, specifically related to health care reimbursement methodologies. In June 2003, Mr. Myers received the Regional Entrepreneur of the Year for outstanding performance in the field of Healthcare Services and was officially inducted as a lifetime member of The National Entrepreneur of the Year Hall of Fame in November 2003. The Board believes that Mr. Myers’s extensive experience in the home care industry combined with his leadership role as the Company’s President and Chief Executive Officer provides great value to the ability of the Board to establish and oversee the Company’s strategic initiatives.

Ted W. Hoyt has served as a director since August 2004. Mr. Hoyt has practiced corporate and tax law since 1977, counseling both private and public corporations. Since January 1999, Mr. Hoyt has served as the Managing General Manager of the law firm of Hoyt & Stanford, LLC. Mr. Hoyt was the co-founder of Omni Geophysical

Corporation, which later became Omni Energy Services, a publicly traded company, for which he served as a director and officer from 1986 to 1996. Mr. Hoyt has also served as a tax attorney with the National Office of the Internal Revenue Service. Mr. Hoyt holds a Bachelor of Science degree in Business Administration from the University of Louisiana at Lafayette, a Juris Doctorate from Louisiana State University and a Masters in Tax Law degree from Georgetown University. Mr. Hoyt is admitted to the Bar in Louisiana, New York and the District of Columbia. The Board believes that Mr. Hoyt’s legal background provides value in the Board’s ability to provide oversight with respect to the Company’s compliance with applicable federal and state legal requirements.

George A. Lewis has served as a director since August 2004. Mr. Lewis commenced his auditing career with Arthur Andersen & Co. in 1958. In 1963, Mr. Lewis joined the firm of Broussard, Poche, Lewis & Breaux, L.L.P., Certified Public Accountants, where he served as an audit partner until his retirement in 1996. Since 1996, Mr. Lewis has primarily served as an expert audit and accounting defense witness with respect to litigation involving various nationally recognized accounting firms. Mr. Lewis has served on various committees of the American Institute of Certified Public Accountants, including as a member of the Auditing Standards Board from 1990 through 1994, and as a member of the Society of Louisiana Certified Public Accountants. Mr. Lewis has authored an education course to train CPAs to deal with issues of the elderly. Mr. Lewis holds CPA certificates in Louisiana and Texas and is a member of the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants. Mr. Lewis received a Bachelor of Science from Louisiana State University. Mr. Lewis serves as the chairman on our Audit Committee. The Board believes that Mr. Lewis’s extensive experience in auditing and financial reporting provides great value to the Board and the Audit Committee in overseeing the Company’s financial reporting obligations and in overseeing the internal audit function of the Company. Mr. Lewis serves as the Company’s “audit committee financial expert.”

Class I Directors Continuing in Office Whose Terms

Expire at the Annual Meeting of Stockholders to be held in Fiscal 2012

Nominee	Age	Position
Monica F. Azare	43	Director
John B. Breaux	66	Director
Dan S. Wilford	69	Director

Monica F. Azare was appointed as a director in November 2007. Ms. Azare currently serves as Senior Vice President of Corporate Communications for Verizon Communications. Prior to this position, Ms. Azare served as Senior Vice President-Public Policy and Government Affairs for Verizon Communications and before that she served as Executive Director and Senior Counsel of Federal Affairs for Verizon Wireless. Ms. Azare’s distinguished career also includes service as Vice President, Federal Affairs for Insight Communication in New York and Chief Counsel to House Energy and Commerce Chairman Billy Tauzin. Ms. Azare is a member of the Federal Communications Bar Association, Louisiana State Bar Association and the Corporate Counsel of Women of Color, and she was selected as a 2006-2007 David Rockefeller Fellow. She currently serves on several boards of directors, including the New York City Partnership Foundation and the Louisiana State University College Advisory Board. Ms. Azare is also a member of the Executive Leadership Council. A Louisiana native, Ms. Azare received a Bachelor of Arts degree from Louisiana State University and a Juris Doctorate from the Southern University Law Center. The Board believes that Ms. Azare’s extensive experience in governmental affairs, combined with her leadership role with Verizon Communications, provides the Board with significant value in overseeing the Company’s work with regards to legislative and regulatory matters as well as communication with shareholders, employees and other constituents.

Senator John B. Breaux was appointed as a director in February 2007. Senator Breaux has served in both the U.S. Senate and the U.S. House of Representatives. Most recently and until his retirement from public service in 2005, Senator Breaux represented the State of Louisiana in the U.S. Senate for three consecutive terms, beginning in 1987. Prior to his tenure as Senator, he served as a member of the U.S. House of Representatives from 1972 to 1987. Senator Breaux began his career in 1972 with his election as a Democrat to the Ninety-

second Congress in a special election. At the age of 28, he was then the youngest member of the U.S. House of Representatives. Senator Breaux was re-elected to the seven succeeding Congresses and served until January 3, 1987, when he won election as a Democrat to the U.S. Senate. Senator Breaux was re-elected in both the 1992 and 1998 elections. As a member of the Senate, Senator Breaux was Chair and ranking minority member of the Senate Committee on Aging, a member of the Senate Finance Committee and a member of the Senate Commerce Committee where he was recognized as a non-partisan consensus builder. Senator Breaux is a Director of CSX Corporation, on the Board of IMG and a former Senior Managing Director of the Clinton Group, an investment advisory firm. Senator Breaux is also a partner in The Breaux-Lott Leadership Group, a partnership that offers strategic advice, consulting and lobbying services, which he co-founded in 2008. The Board believes that Senator Breaux’s longstanding and distinguished experience in the U.S. House of Representatives and the Senate along with his experience and understanding of the capital markets, the healthcare industry and corporate governance provides the Board with significant value in overseeing the Company’s ongoing quality and reimbursement initiatives with Congress and the National Association of Homecare and Hospice as well as the Board’s role in overseeing the Company’s governance practices and capital raising activities.

Dan S. Wilford was appointed as a director in November 2005. He served from 1984 through 2002 as the President and Chief Executive Officer of Memorial Hermann Healthcare System headquartered in Houston, Texas. Mr. Wilford also served as Chief Executive Officer of a community-based, not-for-profit, multi-hospital system in the greater Houston area. Prior to that, he was associated for ten years with Hillcrest Medical Center in Tulsa, Oklahoma and was President of North Mississippi Health Services in Tupelo, Mississippi. He currently serves on the board of directors for one other publicly traded company, Healthcare Realty Trust, and twelve not-for-profit organizations, most of which are related to the healthcare industry. In March 2009, Mr. Wilford was inducted into Modern Healthcare’s Hall of Fame. The Board believes that Mr. Wilford’s extensive experience in healthcare operations and his extensive knowledge of the hospital industry provides significant value to the Board’s ability to provide operational oversight of management and to assist the Company in carrying out its hospital joint venture strategy. Further, Mr. Wilford’s experience on other publicly traded boards provides the Board with valuable insight on corporate governance matters.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE 2010 LONG TERM INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2, THE APPROVAL AND ADOPTION OF THE 2010 LONG TERM INCENTIVE PLAN

On April 30, 2010, the Company’s Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the LHC Group, Inc. 2010 Long-Term Incentive Plan. The 2010 LTIP will become effective as of the date it is approved by the stockholders.

Approval and adoption of the 2010 LTIP requires the affirmative vote of a majority of the voting power of the outstanding Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against approval and adoption of the 2010 LTIP. Broker non-votes will have no impact on the outcome of Proposal 2, as broker non-votes are not entitled to vote on the matter.

The Company currently maintains the 2005 Incentive Plan (the “Prior Plan”). As of April 29, 2010, there were approximately 511,736 shares of the Company’s Common Stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 96,427 shares of the Company’s Common Stock reserved and available for future awards under the Prior Plan. If the stockholders approve the 2010 LTIP, all future equity awards will be made from the 2010 LTIP, and the Company will not grant any additional awards under the Prior Plan.

A summary of the 2010 LTIP is set forth below. This summary is qualified in its entirety by the full text of the 2010 LTIP, which is attached to this proxy statement as Appendix A.

Summary of the 2010 LTIP

Purpose. The purpose of the 2010 LTIP is to promote the Company’s success by linking the personal interests of the Company’s employees, officers, directors and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. The 2010 LTIP is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2010 LTIP will be administered by the Compensation Committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2010 LTIP; and make all other decisions and determinations that may be required under the 2010 LTIP. The full Board may at any time elect instead to administer the 2010 LTIP. If it does so, it will have all the powers of the Committee under the 2010 LTIP.

Eligibility. The 2010 LTIP permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the Company and its affiliates as selected by the Committee. The number of eligible participants is approximately 6,998. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2010 LTIP authorizes the granting of awards in any of the following forms:

•	options to purchase shares of the Company’s Common Stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate between the fair market value per share of the Company’s Common Stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•

restricted or deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2010 LTIP may be granted in the form of a performance award);

•

dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;

•	other stock-based awards in the discretion of the Committee, including unrestricted stock grants; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment as provided in the 2010 LTIP, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2010 LTIP is 1,500,000.

Share Counting. The share counting provisions of the 2010 LTIP provide that the following shares will be added back to the 2010 LTIP share reserve and will again be available for issuance pursuant to awards granted under the 2010 LTIP: (i) unissued or forfeited shares originally subject to an award that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) shares subject to awards settled in cash; (iii) shares withheld or repurchased from an award or delivered by a participant to satisfy minimum tax withholding requirements; (iv) shares delivered to the Company in satisfaction of the exercise price of an option; (v) shares originally subject to an option or SAR that are not issued upon exercise of the option or SAR for any reason, including by reason of net-settlement of the award, the unissued shares originally subject to the award will be added back to the 2010 LTIP share reserve; and (vi) shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals.

Limitations on Individual Awards. The maximum aggregate number of shares of Common Stock subject to stock-based awards that may be granted under the 2010 LTIP in any 12-month period to any one participant is as follows: options, 500,000; stock appreciation rights, 500,000; restricted stock or stock units, 500,000; and other stock-based awards, 500,000. The maximum aggregate amount that may be paid with respect to cash-based awards under the 2010 LTIP to any one participant in any fiscal year of the Company shall be $2,000,000.

Minimum Vesting Requirements. Full-value awards (which are any stock-settled awards other than options or SARs) granted under the 2010 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of full-value awards in the event of a participant’s death, disability, or retirement, or the occurrence of a change in control, and (ii) grant full-value awards covering 10% or fewer of the total number of shares authorized under the 2010 LTIP without respect to these minimum vesting requirements.

Performance Goals. All options and SARs granted under the 2010 LTIP are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2010 LTIP as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

The Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for specified circumstances or events that occur during a performance period, including but not limited to: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order; provided, however, that the Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Retirement or Termination of Service Due to Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the participant’s Retirement, or upon the termination of a participant’s service due to death or Disability (as such terms are defined in the 2010 LTIP), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned at the greater of “target” or actual performance as of the date of such termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2010 LTIP), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will be deemed to have been fully earned at the greater of “target” or actual performance as of the date of such termination.

Adjustments. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2010 LTIP will be adjusted proportionately, and the Committee must make such adjustments to the 2010 LTIP and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limits under the 2010 LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board or the Committee may, at any time and from time to time, terminate or amend the 2010 LTIP, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board or the Committee may condition any amendment on the approval the stockholders for any other reason. No termination or amendment of the 2010 LTIP may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require stockholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2010 LTIP. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2010 LTIP. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2010 LTIP will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2010 LTIP.

Benefits to Named Executive Officers and Others

As of April 29, 2010, no awards had been granted under the 2010 LTIP. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2010 LTIP in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2009 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Price of Outstanding Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by Stockholders:	19,000	$17.20	415,723	(3)
Equity compensation plans not approved by Stockholders:	—	—	—

Total	19,000	$17.20	415,723

(1)	Includes shares to be issued pursuant to the exercise or settlement of awards granted under the 2005 Incentive Plan.
(2)	Includes shares available for issuance pursuant to grants of full-value stock awards.
(3)	237,492 of these shares are reserved under the LHC Group, Inc. 2005 Long-Term Incentive Plan and are available for issuance pursuant to the exercise or grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or unrestricted stock. 178,231 of these shares are reserved and available for issuance under the 2006 LHC Group, Inc. Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

The independent accounting firm of KPMG, LLP (“KPMG”) has served as the Company’s independent auditors since August 20, 2008. The Company’s Audit Committee has selected KPMG to conduct the annual audit of the financial statements of the Company for its fiscal year ending December 31, 2010. KPMG has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor.

The ratification by the stockholders of the selection of KPMG as independent auditors is not required by law or by the bylaws of the Company. The Board, consistent with the practice of many publicly held corporations, is nevertheless submitting ratification of its selection of KPMG to its stockholders for approval. If our stockholders do not ratify the selection of KPMG at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG as the Company’s independent auditor for the fiscal year ending December 31, 2010. Even if the selection of KPMG is ratified, the Audit Committee, in its sole discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The ratification of the selection of KPMG requires the approval of a majority of the voting power of the outstanding shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against the ratification of the selection of KPMG as the Company’s independent registered public accounting firm. Because Proposal 3 is a routine matter, there will be no broker non-votes associated with this proposal.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table shows the fees related to the audit and other services provided by KPMG for the fiscal years ended December 31, 2009 and 2008:

Fee Category	2009	2008
Audit Fees	$1,158,394	$1,275,000
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	1,500	1,500

Total	$1,159,894	$1,276,500

•

Audit Fees for KPMG in 2008 and 2009 includes the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2009 and 2008 and internal control over financial reporting, review of the Company’s Form 10-K and Form 10-Qs for the same periods, and quarterly reviews.

•	Tax Fees includes the aggregate fees billed for tax compliance, tax advice, and tax planning services rendered during fiscal years 2009 and 2008.

•	Other Fees for KPMG includes the Accounting Research Online tool used by the Company during fiscal 2009 and 2008.

On August 20, 2008, the Audit Committee of the Company’s Board of Directors dismissed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm. Ernst & Young did not issue a report on our financial statements for the fiscal years ended December 31, 2008 or 2009.

During 2006 and 2007, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of such disagreements in their reports on our financial statements for such years.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Company’s Audit Committee approves all fees to be paid for audit and audit related services, tax and all other fees of the Company’s independent auditor prior to engagement for those services.

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit and audit- related services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all services provided by Ernst & Young and KPMG in 2008 and 2009. The Audit Committee has pre-approved all fiscal 2010 services by Ernst & Young and KPMG.

The Audit Committee pre-approval policy sets forth specified audit, audit-related, tax and other permissible non-audit services, if any, for which pre-approval is provided, without further approval by the Audit Committee, up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels or any services not specifically identified in the policy must be specifically pre-approved by the Audit Committee. The Company’s independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Directors

The Board has reviewed the independence of each of the Company’s directors in light of the definition of “independent director” as that term is defined in the NASDAQ Marketplace Rules. As a result of this review, the Board affirmatively determined that all of the directors are independent, with the exception of Keith G. Myers and John L. Indest, each of whom is employed by the Company.

In finding all of its non-employee directors independent, the Board evaluated two relationships that did not constitute related party transactions and therefore do not require disclosure pursuant to Regulation S-K Item 404(a). In considering whether Dan S. Wilford qualifies as an independent director, the Board reviewed the Company’s employment agreement with Ned B. Wilford, the brother of Dan Wilford. The Board concluded that the employment agreement did not disqualify Dan Wilford as an independent director. Secondly, in considering whether Senator John B. Breaux qualifies as an independent director, the Board reviewed the Company’s relationship with The Breaux-Lott Leadership Group, which provides consulting services to the Company, and of which Senator Breaux is a partner. The Board concluded that the relationship did not disqualify Senator Breaux as an independent director.

Board Leadership Structure; Succession Planning

The Board currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board has also established a Lead Director position held by an independent director to further strengthen the governance structure. The Board believes this structure provides an efficient and effective leadership model for the company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy, while appointing a Lead Director ensures that an independent director serves in a Board leadership position, allowing the independent directors to effectively oversee Company management and key issues related to strategy, risk and integrity. To further assure effective independent oversight, the Board has also adopted a number of governance practices, including:

•	executive sessions of the independent directors after every Board meeting; and

•	annual performance evaluations of the Chairman and CEO by the independent directors.

W.J. “Billy” Tauzin was appointed the Lead Director of the Company in January 2005. The Lead Director’s duties include preparing and reviewing agendas and minutes of committee meetings and pertinent Board issues, presiding as Chair of the Nominating and Corporate Governance Committee, and presiding at regularly scheduled executive sessions of the Board and other meetings of the independent, non-employee directors.

The Board recognizes that no single leadership model is right for all companies and that depending on the circumstances, other leadership models, such as a separate independent Chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

A key responsibility of the CEO and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in the Company. Each year, succession-planning reviews are held at every significant organizational level of the company. During this review, the CEO and the Nominating and Corporate Governance Committee discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which the Company makes ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.

In addition, the CEO maintains in place at all times, and reviews with the Nominating and Corporate Governance Committee, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.

Risk Oversight

The Company’s enterprise risk management is an overarching ongoing governance process for identifying, ranking, and managing the risks of our business. Top risks that have been identified through this process are managed by the executive team and assigned to the senior managers responsible for coordinating the monitoring, reporting, and risk mitigation activities associated with risks, which may be financial, operational or strategic in nature. Senior managers periodically provide detailed reports to the Board or committees of the Board. Accountability to a committee of the Board is based on the nature of the risk and the applicable responsibilities of the committee. For all other risks not applicable to a committee, accountability is with the Board. For example, financial risks are reviewed with the Audit Committee, governance related risks are reviewed by our Nominating and Corporate Governance Committee, while strategic risks are reviewed with the full Board.

Committees and Meetings of the Board of Directors

During the Company’s fiscal year ended December 31, 2009, the Board held five meetings and took additional action, from time to time, by unanimous written consent. Additionally, each director attended at least 86% of the aggregate number of meetings held in fiscal 2009 by the Board and its committees on which he or she served. The Board has established a policy encouraging all members of the Board to attend each annual meeting of the stockholders of the Company, particularly with respect to those directors who are up for election at any such annual meeting. Three members of the Board attended the 2009 Annual Meeting of Stockholders.

The Board has adopted a policy relating to executive sessions of the Board. Under this policy, no less frequently than semi-annually, the Board meets periodically in executive sessions in which independent directors meet separately from the non-independent directors and members of management. The independent members of the Board held three executive sessions during fiscal 2009.

The Board has established four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Clinical Quality and Innovation Committee, each of which is briefly described below. The following table shows the current membership of these committees.

Name	Audit	Compensation	Nominating and Corporate Governance	Clinical Quality and Innovation
George A. Lewis	X*	X
Ted W. Hoyt	X	X
Ronald T. Nixon	X		X
Dan S. Wilford			X	X
Monica F. Azare		X*		X
W.J. Tauzin			X*
John B. Breaux			X
John L. Indest				X*
Kenneth E. Thorpe				X

*	Committee Chairs

Audit Committee

During fiscal 2009, the Audit Committee held ten meetings and took additional action by unanimous written consent. The members of the Audit Committee are Messrs. Lewis, Hoyt and Nixon, with Mr. Lewis serving as Chair. The Board has determined that each member of the Audit Committee is “independent” as defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the NASDAQ Marketplace Rules, including rules specifically governing audit committee members. The Board has also determined that Mr. Lewis is an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K. A description of Mr. Lewis’ qualifications with regard to his status as an audit committee financial expert can be found in the biographical information set forth under Proposal 1 in this Proxy Statement.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and the charter of the Audit Committee is available on the Company’s website at www.LHCGroup.com.

The Audit Committee performs the following functions, among others:

•	Annually reviews and implements the Audit Committee charter and reports to the Board regarding activities of the Audit Committee;

•	Performs an annual performance evaluation of the Committee;

•

Selects the Company’s independent audit firm (whose duty it is to audit the financial statements of the Company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all significant permitted non-audit services by the Company’s independent auditors;

•	Meets with the auditors and management of the Company to review and discuss the scope of the audit and all significant matters related to the audit;

•	Reviews the adequacy and effectiveness of the Company’s internal controls regarding accounting and financial matters;

•	Reviews the Company’s financial statements and discusses them with management and the independent auditors;

•	Reviews and discusses with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Reviews and discusses with management the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	Reviews and approves any proposed transaction with any affiliate, in accordance with the Company’s written policy with respect to related person transactions; and

•	Reviews the effectiveness of the Company’s compliance program with management.

Additional information regarding the Audit Committee and its processes and procedures for the consideration and approval of related party transactions can be found under the heading “Certain Relationships and Related Transactions” later in this Proxy Statement.

Compensation Committee

During fiscal 2009, the Compensation Committee met four times and took additional action by unanimous written consent. The members of the Compensation Committee are Ms. Azare and Messrs. Hoyt and Lewis, with Ms. Azare serving as Chair. The Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” as defined under the NASDAQ Marketplace Rules, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.

The Compensation Committee charter is available on the Company’s website at www.LHCGroup.com. The Compensation Committee performs the following functions, among others:

•

Annually reviews and approves the Company’s goals and objectives relevant to the compensation of the Company’s chief executive officer, and evaluates the performance of the Company’s chief executive officer with respect to these goals and objectives;

•	Determines and approves the compensation of the Company’s chief executive officer based on such evaluation;

•	Reviews, evaluates, determines and approves the compensation of the Company’s other executive officers;

•	Makes recommendations to the Board regarding the Company’s equity-based and incentive compensation programs;

•	Annually reviews and implements the Compensation Committee charter and reports to the Board regarding activities of the Compensation Committee; and

•	Performs an annual performance evaluation of the Committee.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee deems appropriate. Additional information regarding the Compensation Committee and its processes and procedures for the consideration and determination of the executive compensation can be found under the heading “Compensation Discussion and Analysis” later in this Proxy Statement.

Nominating and Corporate Governance Committee

During fiscal 2009, the Nominating and Corporate Governance Committee held two meetings and took additional action by unanimous written consent. The members of the Nominating and Corporate Governance Committee are Messrs. Tauzin, Breaux, Nixon and Wilford, with Mr. Tauzin serving as Chair. The Board has determined that the members of the Nominating and Corporate Governance Committee are independent directors under NASDAQ Marketplace Rules.

The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.LHCGroup.com. The Nominating and Corporate Governance Committee performs the following functions, among others:

•	Annually reviews and implements the Nominating and Corporate Governance Committee charter and reports to the Board regarding activities of the Nominating and Corporate Governance Committee;

•

Recommends to the Board for its approval proposed nominees for Board membership after evaluating the proposed nominee and making a determination as to the proposed nominee’s qualifications to be a Board member;

•	Performs an annual performance evaluation of the Committee; and

•	Evaluates the performance of each existing director before recommending to the Board his or her nomination for an additional term as a director.

Clinical Quality and Innovation Committee

The Clinical Quality and Innovation Committee was formed in 2009 and held three meetings. The members of the Clinical Quality and Innovation Committee are Ms. Azare and Messrs. Thorpe, Wilford and Indest, with Mr. Indest serving as Chair.

The charter of the Clinical Quality and Innovation Committee is available on the Company’s website at www.LHCGroup.com. The Clinical Quality and Innovation Committee performs the following functions, among others:

•	Advises the Company’s clinical leadership of leading edge strategies, including clinical practices to be evaluated for Company adoption;

•	Monitors the Company’s performance on established internal and external benchmarking regarding clinical performance and outcomes;

•	Oversees and evaluates the effectiveness of the Company’s performance improvement and quality plans;

•	Facilitates the development of industry best-practices based on internal and external data comparisons;

•	Fosters enhanced awareness of the Company’s clinical performance by the Board and appropriate external sources;

•	Establishes a long term, strategic clinical vision for the Company;

•	Makes recommendations to the Board with respect to the Company’s overall quality, safety, and performance improvement initiatives;

•	Makes regular reports to the Board concerning the activities of the Committee;

•	Annually reports to the Board certain Company statistical information as required by The Joint Commission;

•	Annually reviews and assesses the adequacy of the Quality Committee Charter and recommend any proposed changes to the Board for approval; and

•	Performs an annual performance evaluation of the Committee.

Director Nominee Evaluation Process

The Nominating and Corporate Governance Committee is responsible for seeking individuals qualified to become Board members, conducting appropriate inquiries into the backgrounds and qualifications of possible Board nominees and proposing nominees for Board membership to the Board for its approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders.

The Governance and Nominating Committee seeks to ensure that the composition of the Board at all times reflects a variety of complementary experiences and backgrounds sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:

•	the commitment of the prospective nominee to represent the long-term interests of the stockholders of the Company;

•	the prospective nominee’s standards of character and integrity;

•	the prospective nominee’s financial literacy;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s independence and absence of any conflicts of interest that would interfere with his or her performance as a director; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Nominating and Corporate Governance Committee believes it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert”, as defined by Item 407(d)(5) of Regulation S-K, and that a majority of the members of the Board meet the definition of “independent director” under the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain members of the Company’s management to participate as members of the Board. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and

Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its stockholders, such as the current composition of the Board, the balance of management and independent directors and the need for specialized expertise.

Annually, the Corporate Governance and Nominating Committee reviews with the Board the appropriate experience, skills and characteristics expected of the Board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. In accordance with our Corporate Governance Guidelines, the assessment includes diversity, skills, such as an understanding of financial statements and financial reporting systems, an understanding of the healthcare industry, experience in operations, experience in governmental matters and experience in acquisitions. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. If, as a result of the assessment, the Nominating and Corporate Governance Committee determines that adding or replacing a director is advisable, the Nominating and Corporate Governance Committee initiates a search for a suitable candidate to fulfil the Board’s needs from a diverse pool of candidates.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of the need for additional skills or experience from new Board members. If any member of the Board does not wish to continue in service, or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a current Board member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience for a new nominee in light of the criteria for Board members described above. The Nominating and Corporate Governance Committee considers new candidates for the Board recommended by current members of the Board or members of management. In addition, the Nominating and Corporate Governance Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director. The Nominating and Corporate Governance Committee also considers director candidates recommended by eligible stockholders. The criteria employed by the Nominating and Corporate Governance Committee in evaluating potential nominees does not differ based on whether the candidate is recommended by a stockholder of the Company.

A stockholder who wishes to recommend a prospective nominee for the Board to the Nominating and Corporate Governance Committee should submit a written notice by mail to the Nominating and Corporate Governance Committee, c/o the Secretary, LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting.

Stockholder recommendations to the Nominating and Corporate Governance Committee should include, at a minimum:

•	the candidate’s name, age, business addresses, and other contact information;

•

a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Exchange Act;

•	a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	the name and address of the stockholder(s) of record making such a recommendation.

Stockholders may also continue to make their own direct nominations to the Board, for election at an annual or special meeting of the stockholders, in accordance with the procedures set forth in the Company’s bylaws relating to stockholder nominations. For additional information about direct nominations by stockholders, see the section below entitled “Stockholder Proposals”. There have been no changes to the procedures by which stockholders may recommend nominees to our Board of Directors since the Company’s last disclosure of such procedures, which appeared in the definitive proxy statement for our 2009 Annual Meeting of Stockholders.

Stockholder Proposals

For nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Company, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a solicitation notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the solicitation notice, and (4) if no solicitation notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.

To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 or more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Company in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, together with such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Company’s books, and of any such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and any such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

Neither the Secretary of the Company nor the Nominating and Corporate Governance Committee has received any nominations from any of the Company’s stockholders in connection with the 2010 Annual Meeting.

Stockholder Communications with the Board of Directors

The Board accepts communications sent to the Board (or to specified individual directors) by stockholders of the Company. Stockholders may communicate with the Board (or with specified individual directors) by writing to them at LHC Group, Inc., c/o Secretary, 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. Communications should be sent by overnight or certified mail, return receipt requested. All written communications received from stockholders of the Company will be forwarded promptly to the member(s) of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication will be forwarded to all members of the Board.

Compensation Committee Interlocks and Insider Participation

Ms. Azare and Messrs. Hoyt, Lewis, and Wilford served as members of the Compensation Committee of the Board during fiscal 2009. None of the members of the Compensation Committee during fiscal 2009 was, during fiscal 2009 or formerly, an officer or employee of the Company. During fiscal 2009, none of the Company’s executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Code of Business Conduct and Ethics

In compliance with requirements of both the Securities and Exchange Commission (“SEC”) and NASDAQ Marketplace Rules, the Company has adopted a Code of Business Conduct and Ethics applicable to all of its directors, officers and employees. The Code of Business Conduct and Ethics can be found on the Company’s website at www.LHCGroup.com.

2009 DIRECTOR COMPENSATION

The following table sets forth the cash and equity compensation that we paid to our non-employee directors during 2009. Mr. Thorpe was not a director during 2009, and, therefore, he received no compensation.

Name	Fees Earned or Paid in Cash(1)($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
W.J. Tauzin	56,754	39,860	—	96,614
Ted W. Hoyt	49,667	39,860	—	89,527
George A. Lewis	55,004	39,860	—	94,864
John B. Breaux	41,000	39,860	—	80,860
Ronald T. Nixon	51,998	39,860	—	91,858
Dan S. Wilford	53,000	39,860	—	92,860
Monica F. Azare	45,329	39,860	—	85,189

(1)	Amounts reflect the total cash compensation earned by or paid to each director in fiscal year 2009 in connection with Board and committee retainers.
(2)	Reflects the aggregate grant date fair value of the restricted stock awards on the grant date. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Codification Topic 718. The total number of restricted shares held by each of the directors as of December 31, 2009 was as follows: Tauzin, 2,000; Hoyt, 2,000; Lewis, 2,000; Breaux, 2,000; Nixon, 2,000; Wilford, 2,000; and Azare, 2,000.
(3)	There were no option grants in 2009. The total number of stock options held by each of the directors as of December 31, 2009 was as follows: Tauzin, 7,000; Hoyt, 0; Lewis, 4,000; Breaux, 0; Nixon, 4,000; Wilford, 4,000; and Azare, 0.

Director Compensation Plan. The Company’s Amended and Restated 2005 Non-Employee Directors Compensation Plan, as amended, which we refer to as the “Director Compensation Plan,” provides for both cash and equity compensation for our non-employee directors. Employees of the Company do not receive any compensation for serving on our Board.

Cash Compensation. In 2009, our non-employee directors received the following fees, as applicable, for their services on our Board;

•	$30,000 annual cash retainer, payable on a monthly basis, for service on the Board;

•	$20,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;

•	$14,000 annual cash retainer, payable on a monthly basis, for service as a Chairman of the Audit Committee;

•	$10,000 annual cash retainer, payable on a monthly basis, for service as a Chair of the Compensation Committee;

•	$6,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of the Board; and

•	$1,250 cash retainer, payable for each regularly scheduled quarterly Board meeting.

Beginning in 2010, our non-employee directors receive the following fees, as applicable, for their services on our Board;

•	$36,000 annual cash retainer, payable on a monthly basis, for service on the Board;

•	$20,000 annual cash retainer, payable on a monthly basis, for service as the Lead Director;

•	$14,000 annual cash retainer, payable on a monthly basis, for service as a Chairman of the Audit Committee;

•	$10,000 annual cash retainer, payable on a monthly basis, for service as a Chair of the Compensation Committee;

•	$6,000 annual cash retainer, payable on a monthly basis, for service as a member (other than Chair) on a committee of the Board; and

•	$1,500 cash retainer, payable for each regularly scheduled quarterly Board meeting.

Equity Compensation. New directors, other than the Lead Director, receive an initial grant of 3,500 shares of restricted stock. The Lead Director receives an initial grant of 7,000 shares of restricted stock. These initial grants of restricted stock vest one-third on the date of grant and one-third on each of the first two anniversaries of the grant date. Additionally, the Director Compensation Plan provides for annual grants of restricted stock to non-employee directors. Prior to 2010, annually, on March 1st, each non-employee director serving on that date received an award of restricted stock having an aggregate value equal to $38,000. The number of shares of Restricted Stock awarded to each non-employee director was determined by dividing $38,000 by the Fair Market Value per share as of the date of grant (rounded up to the nearest hundred shares). Beginning March 1, 2010, the aggregate value granted on March 1st was increased to $55,000. The number of shares of Restricted Stock that will be awarded to each non-employee director will be determined by dividing $55,000 by the Fair Market Value per share as of the date of grant (rounded up to the nearest hundred shares). The annual restricted stock grant vests on the first anniversary of the grant date.

Benefits. We reimburse each non-employee director for expenses associated with attending Board and committee meetings and other board-related activities. Non-employee directors do not receive other benefits from the Company.

MANAGEMENT

The following table provides information regarding the executive officers of the Company:

Name	Age	Position(s)
Keith G. Myers	50	President and Chief Executive Officer
Peter J. Roman	59	Executive Vice President, Chief Financial Officer
Donald D. Stelly	41	Executive Vice President and Chief Operating Officer
Peter C. November	40	Executive Vice President, General Counsel and Corporate Secretary
Daryl J. Doise	52	Executive Vice President and Chief Corporate Development Officer
John L. Indest	58	Special Advisor to the Chief Executive Officer, Former President and Chief Operating Officer

Keith G. Myers currently serves as our President and Chief Executive Officer. Please refer to the biography of Mr. Myers provided under the heading “Proposal 1-Election of Directors – Information Regarding Directors Continuing in Office,” above.

Peter J. Roman serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Roman joined the Company in April 2005 and served as the Vice President/Controller and was named Senior Vice

President, Chief Financial Officer and Treasurer in 2007. Prior to joining us, Mr. Roman served as the Chief Financial Officer for VLP Corporate Services from 2004 to 2005. From 1997 to 2004, he served as the Chief Financial Officer for Unifab International, Inc., a publicly-traded oilfield fabrication services company located in Southwest Louisiana. Mr. Roman also served as a Certified Public Accountant for 13 years with Ernst & Young in their New Orleans location. He is a member of the Society of Louisiana Certified Public Accountants and received a Bachelor’s Degree in accounting from Louisiana State University.

Donald D. Stelly serves as our Executive Vice President and Chief Operating Officer. Most recently, Mr. Stelly served as our Senior Vice President of Operations. Mr. Stelly joined the Company in April 2005 after serving as the Chief Executive Officer at Doctor’s Hospital, a subsidiary of LifePoint Hospitals, Inc. which is based in Brentwood, Tennessee. Prior to attaining that position, Mr. Stelly served as Chief Operating Officer and Chief Nursing Officer of Doctor’s Hospital which was nationally recognized for attaining superior operating results through Service Excellence. Additionally, Mr. Stelly has enjoyed a career of providing direct patient care as a Registered Nurse in a variety of settings within the healthcare continuum. He earned a Bachelor’s Degree in nursing from the University of Southwestern Louisiana in 1991.

Peter C. November serves as our Executive Vice President, General Counsel and Corporate Secretary. Mr. November joined the Company in August 2008 as Senior Vice President and General Counsel. Between 1996 and 2008, Mr. November was a partner with the law firm Alston & Bird LLP in Atlanta, Georgia, where his practice focused on representing publicly traded high growth healthcare companies. Mr. November has been a member of several professional organizations, including the American Bar Association’s Public Company Acquisition Task Force and the Corporate Governance Task Force for the American Health Lawyers Association, as well as various civic and community organizations. He is admitted to the Georgia Bar. Mr. November received a Bachelor of Science degree in accounting from the University of Kentucky and graduated magna cum laude from the University of Kentucky College of Law in 1996.

Daryl J. Doise serves as our Executive Vice President and Chief Corporate Development Officer. He previously served as our Chief Operating Officer of Facility-Based Services, beginning in May 2002. Prior to joining the Company in May 2002, Mr. Doise was employed for the previous four years by Quorum Health Services where he served as President and Chief Executive Officer of Opelousas General Hospital, a 200-bed hospital with over 800 employees. Mr. Doise has also served as an officer and member of the Board of Directors of the Louisiana Hospital Association. Mr. Doise received a Bachelor of Science degree from Louisiana State University, with a major in accounting, and earned a Masters of Business Administration from Tulane University.

John L. Indest serves as the Special Advisor to the Chief Executive Officer. Please refer to the biography of Mr. Indest provided under the heading “Proposal 1—Election of Directors—Information Regarding Nominees for Class I Director”, above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In the paragraphs that follow, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Later in this proxy statement you will find a series of tables containing specific information about the compensation earned or paid in 2009 to the following individuals, whom we refer to as our named executive officers:

•	Keith G. Myers, our president and chief executive officer;

•	Peter J. Roman, our executive vice president, chief financial officer and treasurer;

•	Donald D. Stelly, our executive vice president and chief operating officer;

•	Peter C. November, our executive vice president, general counsel, and corporate secretary;

•	Daryl J. Doise, our executive vice president and chief corporate development officer; and

•	John L. Indest, our current special advisor to the chief executive officer and former president and chief operating officer.

The discussion below is intended to help you understand the detailed information provided in the series of tables and put that information into context within our overall compensation program.

Objectives of Our Compensation Program

We believe that each executive officer has the potential to affect both the short-term and long-term profitability of the Company. Therefore, we place considerable importance on creating and implementing our executive compensation program to properly compensate and incentivize our executive officers. Our executive compensation program emphasizes the creation of stockholder value by focusing on the overall performance of the Company and recognizing and rewarding each executive officer’s contributions to the success of the Company.

Our compensation philosophy is to integrate our compensation program with corporate performance by linking a substantial portion of executive officer compensation to the achievement of financial goals that are critical to the success of the Company. Our objective is to have a compensation program that will allow us to attract, motivate, and retain qualified executives, and align the interests of our executive officers with the interests of stockholders. In order to further this objective, our compensation program is structured to incorporate certain key principles, which are reflected in various elements of our compensation program, as summarized below:

Compensation Principle	Element of Compensation Program that Reflects Principle
Our executives should be provided with total compensation opportunities at levels that are competitive for comparable positions at firms with whom we compete for talent.	Based on review of competitive market data, total pay opportunities for our executives approximates the median level of compensation relative to our peer group.

A significant portion of executive compensation should be linked to the Company’s achievement of performance goals in a way that proportionally rewards higher performance levels.	Annual bonus awards and restricted stock awards that are earned based on company performance.

Our executive’s interests should be closely aligned with those of our stockholders by making stock-based incentives a core element of our compensation program.	We grant annual equity awards to our executives in the form of restricted stock.

Role of the Compensation Committee

Our Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee reviews and approves all compensation that is payable to our executive officers. Each of the three members of our Compensation Committee is independent as that term is defined under the listing standards of NASDAQ and the director independence standards adopted by our Board. We believe that their independence from management allows the Compensation Committee members to provide objective consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements and designs best achieve our compensation objectives.

How We Determine and Assess Executive Compensation

We believe that the total compensation package available to our executives should be fair and competitive, should provide enhanced levels of financial reward based on higher levels of performance, and should be designed to recognize and reward both short and long term performance.

As described below, the Compensation Committee determines appropriate elements and levels of compensation for our named executive officers based upon input from our chief executive officer, market data provided by a third-party compensation consultant, analysis of market data and trends, and an analysis of internal pay-equity.

Role of Independent Compensation Consultants. To assist in evaluating our compensation practices, the Compensation Committee from time to time retains an independent compensation consultant to provide advice and ongoing recommendations regarding executive compensation practices that are consistent with our business goals and pay philosophy. In 2008, the Compensation Committee retained the executive compensation consulting services of Longnecker and Associates (“Longnecker”). Specifically, we instructed Longnecker to (i) review the total compensation package (base salary, annual cash incentives and long-term equity incentives) we pay to our named executive officers, (ii) assess the competitiveness and reasonableness of our compensation program as compared to a peer group of companies within the health care industry with similar revenue levels and market capitalization, and (iii) provide conclusions and recommendations for the current and future total compensation packages for our named executive officers. We believe that this input and advice produces more informed decision-making and assures that an objective perspective is considered in this important governance process. The results of the 2008 study were used to establish our 2009 executive compensation, based on industry and market standards within our peer group. The report confirmed our compensation program was reasonable and competitive within our industry peer group.

Market Data and Peer Group. The Compensation Committee reviews and analyzes market data to ensure that our executive officer compensation is competitive with the marketplace. We consider the compensation levels, programs and practices of other companies within our industry and of comparable size in terms of revenue and market capitalization to assist us in setting our executive compensation so that it is market competitive. We used the following peer group for these purposes: Amedisys, Inc., Almost Family, Inc., Genesis HealthCare Corporation; Gentiva Health Services; Odyssey HealthCare, Inc.; and VistaCare, Inc.

In 2009, we adjusted the compensation levels of our named executives after comparing to the above peer group. As our strategy changes and we leverage our capabilities into other markets, we intend to review the peer groups annually to assure that we have the appropriate marketplace focus. The Compensation Committee used the reported market data to understand competitive compensation, industry trends and best practices regarding executive compensation practices; however, in 2009, we did not set a specific benchmark with regard to competitive data. Instead, the Committee used the information provided by Longnecker to assess current industry and market compensation packages and the reasonableness of our compensation program compared to our peer group.

Role of Executive Officers. Our president and chief executive officer recommends to the Compensation Committee base salary, target bonus levels and long-term incentive awards for our executive officers. Our president and chief executive officer bases these recommendations on data and analysis regarding our peer group, information provided by our compensation consultant, and qualitative judgments regarding individual performance. Our president and chief executive officer is not present when the Compensation Committee discusses or determines any aspect of his pay.

Elements of Our Compensation Program

Our executive compensation program consists primarily of the following components: base salary, annual cash incentive awards (which are paid quarterly), and long-term equity incentive awards. In addition, we provide certain other benefits, such as perquisites, retirement benefits and severance benefits.

Base Salary

We provide base salaries to our executive officers as compensation for day-to-day responsibilities and sustained performance. Base salary provides our executive officers with an element of compensation that is not “at-risk.” We consider a combination of objective and subjective factors in determining the appropriate base salaries for our executive officers. Objective factors include salaries paid by companies in our peer group to officers in similar positions, base compensation paid to other Company executives, and factors relating to the performance of the Company, including net income, earnings per share, return on equity, and growth. Subjective factors relate to the performance of the individual executive officer, and include the following:

•	the executive officer’s responsibilities,

•	the scope of the position,

•	experience and length of the executive officer’s service with the Company,

•	individual efforts and performance within the Company, the industry and the community,

•	team building skills consistent with the Company’s best interests, and

•	observance of the Company’s ethics and compliance program.

While these subjective factors are integrated with the objective factors mentioned above, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer. With these objective and subjective factors in mind, Mr. Myers conducts an annual merit review of the executive officers, and based on this review, recommends base salaries to the Compensation Committee with respect to the named executive officers other than himself. The Compensation Committee determines the appropriate base salary for Mr. Myers after an annual performance review based on the same factors used to evaluate the other named executive officers.

Annual Cash Incentive Awards

The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company’s achievement of specific performance criteria, and that a significant part of the cash compensation package should be “at-risk.” For 2009, the Compensation Committee approved an annual cash incentive bonus program pursuant to which the named executive officers were awarded an opportunity to earn target cash bonuses equal to 85% of base salary, in the case of Messer. Myers, 75% in the case of Mr. Indest, and 60% of base salary in the case of Messrs. Roman, Stelly and November, based on achievement of the company performance targets listed below, each of which we believe is critical to our long term success. The performance targets and the weight of each within the targeted bonus for each named executive officer are as follows:

Performance Target	Mr. Myers (% Weight)	Mr. Roman (% Weight)	Mr. Stelly (% Weight)	Mr. November (% Weight)	Mr. Doise (% Weight)	Mr. Indest (% Weight)
1. Company’s achievement of Net Service Revenue for 2009 being greater than the Company’s Board approved budget for 2009 ($601.3 million)	10	10	20	10	40	10

2. Company’s achievement of EPS for 2009 being greater than the Company’s Board approved budget for 2009 ($2.47)	10	20	20	10	20	10

3. Company’s organic growth for 2009 being greater than the industry average as reported by Reuters	10	5	20	10	2	10

4. Company’s quality scores improvement in 2009 being greater than the Company’s improvement in 2008 as reported by Outcome Concepts Systems (OCS)	10	5	20	10	2	10

5. Company’s patient satisfaction scores for 2009 being greater than the industry average as reported by Press Ganey	10	5	2	10	2	10

6. Company’s employee satisfaction scores for 2009 being greater than the industry average as reported by Morehead & Associates	10	20	10	10	2	10

7. Company’s employee turnover for 2009 being less than the industry average as reported by Morehead & Associates	10	5	2	10	2	10

8. Company’s return on assets (ROA) for 2009 being greater than the industry average as reported by Reuters	10	10	2	10	10	10

9. Company’s return on capital (ROC) for 2009 being greater than the industry average as reported by Reuters	10	10	2	10	10	10

10. Company’s return on equity (ROE) for 2009 being greater than the industry average as reported by Reuters	10	10	2	10	10	10

In 2009, the Company achieved nine out of ten of its performance goals. The Company’s net service revenue did not exceed the Board approved budgeted net service revenue. As a result, the named executive officers earned annual bonuses in the following amounts: Mr. Myers, $324,329; Mr. Roman, $155,625; Mr. Stelly, $157,913; Mr. November, $152,625; Mr. Doise $93,750; and Mr. Indest, $180,313.

Long-Term Equity Incentive Awards

The purpose of long-term equity incentives is to align our executive officers’ performance incentives more closely with the interests of stockholders. We provide long-term equity incentive awards in the form of restricted stock awards. We believe that these awards have been and remain an excellent vehicle for providing financial incentives for management because they align the executives’ interests with those of our stockholders and provide strong incentive for the creation of stockholder value. Time-based restricted stock also provides a strong retentive component to our compensation program.

Restricted Stock Awards Granted in 2009 Based on Fiscal Year 2008 Base Salary and Annual Cash Incentive. The Compensation Committee determined that the grant date value of the 2009 restricted stock awards would be equal to a percentage of the named executive officer’s 2008 base salary, multiplied by the percentage of the annual cash incentive award actually earned in 2008. The actual number of restricted shares awarded to the named executive officers was determined by dividing this grant date value by the fair market value of our Common Stock on the date of grant. Due to the changing reimbursement environment in the home health industry in 2008, the Compensation Committee placed a higher weight on compensation provided by the long term incentive plan.

Messrs. Myers and Indest had the opportunity to earn restricted shares with a grant date value equal to 180% of the named executive officer’s 2008 base salary, multiplied by the percentage of their 2008 annual cash incentive actually earned.

Messrs. Stelly and Doise had the opportunity to earn restricted shares with a grant date value equal to 125% of the named executive officer’s 2008 base salary, multiplied by the percentage of their 2008 annual cash incentive actually earned.

Mr. Roman had the opportunity to earn restricted shares with a grant date value equal to 100% of his 2008 base salary, multiplied by the percentage of his 2008 annual cash incentive actually earned.

Mr. November had the opportunity to earn restricted shares with a grant date value equal to 100% of his 2008 base salary, multiplied by the percentage of his 2008 annual cash incentive actually earned. Since Mr. November joined the Company in August 2008, his opportunity was pro-rated for the period August— December 2008.

These awards are reflected in the 2009 Grants of Plan-Based Awards table in this year’s proxy statement.

Restricted Stock Awards Granted in 2010 Based on Fiscal Year 2009 Base Salary and Annual Cash Incentive. The Compensation Committee determined that the grant date value of the 2010 restricted stock awards would be equal to a percentage of the named executive officer’s base salary, multiplied by the percentage of the annual cash incentive award actually earned in 2009. The actual number of restricted shares awarded to the named executive officers was determined by dividing this grant date value by the fair market value of our Common Stock on the date of grant.

Mr. Myers had the opportunity to earn restricted shares with a grant date value equal to 150% of his 2009 base salary, multiplied by the percentage of his 2009 annual cash incentive actually earned.

Mr. Indest had the opportunity to earn restricted shares with a grant date value equal to 125% of his 2009 base salary, multiplied by the percentage of his 2009 annual cash incentive actually earned. Since Mr. Indest served as President and Chief Operating Officer through September 2009 his opportunity was pro-rated for the period from January 1, 2009 through September 2009.

Messrs. Stelly, Roman, November and Doise had the opportunity to earn restricted shares with a grant date value equal to 100% of the named executive officer’s 2009 base salary, multiplied by the percentage of their 2009 annual cash incentive actually earned.

These awards will be reflected in the 2010 Grants of Plan-Based Awards table in next year’s proxy statement.

Timing of Equity Grants. Since our initial public offering in 2005, we have made five regular grants of restricted stock to our executive officers. In each case, these awards were approved at a regularly scheduled meeting of our Compensation Committee during the first fiscal quarter of the year, after review and consideration of the Company’s performance during the prior fiscal year and achievement of pre-established performance goals. We expect to continue this practice going forward, and we do not have any program, practice or policy of timing equity awards in connection with the release of material non-public information.

Employee Stock Purchase Plan. Executive officers may also participate in our Employee Stock Purchase Plan, which permits participants to purchase shares of our Common Stock at a 5% discount to the market price. Executive officers are entitled to participate in the Employee Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Employee Stock Purchase Plan.

Perquisites

We provide our named executive officers with certain perquisites, including club memberships (which we believe facilitates community involvement by our executive officers). We believe the perquisites provided to our named executive officers are reasonable and conservative in light of industry practices.

Retirement Benefits

Retirement benefits fulfill an important role within our overall executive compensation objective by providing a financial security component which promotes retention. We maintain a 401(k) plan, a tax-qualified defined contribution retirement plan, in which our named executive officers are eligible to participate, along with a substantial majority of our employees. Effective January 1, 2006, we implemented a discretionary match of up to 2% of employee contributions. We do not maintain any excess benefit plans, defined benefit or pension plans, or any deferred compensation plans.

Severance and Change in Control Arrangements

During 2009, we maintained employment agreements with each of our named executive officers that provide, among other things, that the executive will be entitled to receive certain severance benefits in the event of a termination of his employment, and the executive will be entitled to increased benefits in the event that a termination of his employment follows a change in control of the company. We believe these employment agreements are an important element of our executive officers’ overall compensation package because they serve to ensure the continued focus and dedication of our executive officers notwithstanding any personal concerns they may have regarding their own continued employment, either prior to or following a change in control. The increased benefits that are payable in the event of a termination following a change in control are designed to attract and retain qualified executives who might not otherwise join or remain with our Company without financial protection in the event that they are forced out of the Company following a change in control. These provisions are also intended to provide for continuity of management in the event of a change in control of our Company. We believe that our severance and change in control arrangements are comparable to those provided by the companies in our peer group and competitive within our industry.

The potential severance and change in control benefits payable under these agreements are more fully described under “Potential Payments upon Termination of Employment” later in this proxy statement.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to named executive officers unless certain conditions are met. The 2010 Incentive Plan that stockholders are being asked to approve at the Annual Meeting is intended to permit the Compensation Committee to design and designate awards granted under the plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). It is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. All compensation paid to our executive officers in 2009 was fully deductible by the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all capacities during 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Keith G. Myers	2009	410,121	—		742,492	324,329	—		1,476,942
President and Chief Executive	2008	339,900	—		382,415	244,728	168,226	(3)	1,135,269
Officer	2007	339,900	33,990	(4)	502,095	135,960	33,313	(3)	1,045,258

Peter J. Roman	2009	279,620	—		274,994	155,625	—		710,239
Executive Vice President, Chief	2008	200,000	—		—	95,625	—		295,625
Financial Officer and Treasurer	2007	152,693	62,107	(5)	260,630	—	—		475,430

Donald D. Stelly	2009	299,891	—		356,249	157,913	—		814,053
Executive Vice President and Chief	2008	240,000	—		193,035	115,200	—		548,235
Operating Officer	2007	200,000	—		458,445	96,498	—		754,943

Peter C. November(6)	2009	277,400	—		114,578	152,625	—		544,603
Executive Vice President, General	2008	107,842	—		476,284	83,738	—		667,864
Counsel and Corporate Secretary

Daryl J. Doise	2009	278,557	—		312,502	93,750	—		684,809
Executive Vice President and Chief	2008	231,750	—		155,125	104,287	—		491,162
Corporate Development Officer	2007	231,750	—		456,450	155,071	—		843,271

John L. Indest	2009	326,120	—		630,007	180,313	—		1,136,440
Current Special Advisor to the Chief	2008	309,000	—		347,650	222,480	20,686	(3)	899,816
Executive Officer, Former President	2007	309,000	30,900	(4)	456,450	123,600	13,318	(3)	933,268
and Chief Operating Officer

(1)	Reflects the aggregate fair value of the restricted stock awards on the grant date. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Codification Topic 718.
(2)	Reflects annual cash incentive awards earned based on performance. For information regarding our annual cash incentive program, see the discussion in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	Reflects the incremental cost to the Company of Messrs. Myers and Indest’s personal use of Company-owned aircraft. In 2007 and 2008 personal use of the plane was available to Messrs Myers and Indest. The incremental cost (hourly rate) of the Company-owned aircraft is calculated by dividing the total cost to operate the aircraft during each quarter of the fiscal year and dividing that by the number of hours used during the same period. Messrs. Myers’ and Indest’s Employment Agreements allow for 25 and 20 hours, respectively of personal plane usage. Messrs. Indest and Myers reimburse the Company for any usage exceeding the permitted hours. In 2009, the personal use of the plane was no longer included as part of the compensation package.
(4)	Reflects discretionary portion of annual cash incentive awards. The Compensation Committee approved discretionary bonuses in 2007 for Messrs. Myers and Indest in amounts of $67,980 and $61,800, respectively. However, Messrs. Myers and Indest each elected not to receive one-half of these approved amounts.

(5)	Reflects $25,000 discretionary bonus awarded in connection with Mr. Roman’s promotion to chief financial officer in September 2007, and $37,000 awarded pursuant to a discretionary quarterly bonus program available to non-executive employees.
(6)	Mr. November joined the Company and became an executive officer in August 2008.

2009 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the individual grants of plan-based awards made to each of our named executive officers during 2009.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Keith G. Myers			35,063	350,625	350,625
	03/01/09	12/12/08				37,255	742,492
Peter J. Roman			8,400	168,000	168,000
	03/01/09	12/12/08				13,798	274,994
Donald D. Stelly			3,420	171,000	171,000
	03/01/09	12/12/08				17,875	356,249
Peter C. November			16,500	165,000	165,000
	03/01/09	12/12/08				5,749	114,578
Daryl J. Doise			2,500	125,000	125,000
	03/01/09	12/12/08				15,680	312,502
John L. Indest			26,250	262,500	262,500
	03/01/09	12/12/08				31,611	630,007

(1)	Represents threshold, target and maximum payout levels for 2009 performance. The actual amount earned by each named executive officer in 2009 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For more information regarding our annual cash incentive program, see the discussion in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	Award of time-vesting restricted stock under the 2005 Incentive Plan. The restricted stock vests in five equal annual installments on each of the first five anniversaries of the grant date.
(3)	The grant date fair value of the awards is determined pursuant to Accounting Standards Codification 718 and is based on the fair market value of the underlying shares on the date of grant.

Employment Agreements

We currently have employment agreements with each named executive officer (collectively, the “Employment Agreements”), with effective dates as detailed in the table below:

Name	Effective Date of Employment Agreements
Keith G. Myers	January 1, 2008
Peter J. Roman	January 1, 2008
Donald D. Stelly	November 1, 2007
Peter C. November	August 1, 2008
Daryl J. Doise	June 1, 2008
John L. Indest	September 1, 2009

Term. The initial term of the Employment Agreements with Messrs. Myers, Roman and Stelly is for a period of three years (expiring January 1, 2011, except in the case of Mr. Stelly, expiring November 1, 2010). The initial term of the Employment Agreement with Mr. November is for a period of five years (expiring August 1, 2013). The initial term of the Employment Agreement with Mr. Doise is for a period of two years and seven months (expiring January 1, 2011). The Employment Agreements have automatic renewal for additional one-year periods unless expressly not renewed.

Salary and Benefits. The Employment Agreements provide that each executive is entitled to an annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to our senior executive officers. Each of these executives will have an opportunity to earn an annual cash bonus based upon achievement of performance goals established by the Compensation Committee. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers.

Equity Awards. The Employment Agreements provide that the executives will be eligible for grants under the Company’s long-term incentive plan or plans generally made available to the Company’s senior executive officers.

Termination. The Employment Agreements may be terminated by us at any time with or without “cause” (as defined therein), or by the executive with or without “good reason” (as defined therein). The agreements also terminate upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below under “Potential Payments Upon Termination or Change In Control”.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table provides information concerning stock awards that are outstanding as of December 31, 2009 for each of our named executive officers. Our named executive officers do not hold any option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Keith G. Myers	68,994	2,318,888
Peter J. Roman	21,398	719,187
Donald D. Stelly	38,859	1,306,051
Peter C. November	19,401	652,078
Daryl J. Doise	34,600	1,162,906
John L. Indest	60,464	2,032,195

(1)	Reflects restricted stock granted on January 3, 2006, March 1, 2007, March 1, 2008 and March 1, 2009 under the 2005 Incentive Plan. Mr. Stelly and Mr. Roman also received restricted stock grants on November 1, 2007. Mr. November also received a restricted stock grant on August 1, 2008. The restricted shares vest in five equal annual installments beginning on the first anniversary of the date of grant provided that the executive is then still employed by the Company, or earlier upon the occurrence of the executive’s death, disability or retirement, or termination by the Company without cause or resignation for good reason within two years following a change of control of the Company.
(2)	Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2009 ($33.61).

2009 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning stock awards that vested in 2009 for each of our named executive officers. Our named executive officers do not hold any option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Keith G. Myers(1)	9,719	222,200
Peter J. Roman(1)(2)	2,700	77,186
Donald D. Stelly(1)(2)	6,471	155,308
Peter C. November(3)	3,413	100,178
Daryl J. Doise(1)	6,134	141,663
John L. Indest(1)	8,836	201,995

(1)	Reflects restricted stock granted on January 3, 2006 with one-fifth vesting on January 3, 2009 at the closing market price of our Common Stock of $34.76 and restricted stock award granted on March 1, 2007 and on March 1, 2008 with one-fifth vesting on March 1, 2009 at the closing market price of our Common Stock of $19.93.
(2)	Reflects restricted stock award granted on November 1, 2007 with one-fifth vesting on November 1, 2009 at the closing market price of our Common Stock of $27.91.
(3)	Reflects restricted stock award granted on August 1, 2008, with one-fifth vesting on August 1, 2009 at the closing market price of our Common Stock of $29.35

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Employment Agreements of Messrs. Myers, Roman, Stelly, November, Doise and Indest, provide benefits to the executive in the event of the termination of his employment under certain conditions.

Termination for Cause; Resignation Without Good Reason

If an executive is terminated for cause or resigns without good reason (as such terms are defined in the agreements), the executive receives only the salary and vested benefits that have accrued through the date of termination. No other severance benefits are payable.

Termination Due to Disability, Death or Retirement

If an executive is terminated due to disability or death or the executive retires, the executive (or his estate) receives salary and vested benefits accrued through the date of termination, plus a pro-rata portion of the executive’s annual bonus earned through the date of termination, based on target bonus for the portion of the year prior to termination. The executive’s outstanding equity awards will vest and become immediately exercisable pursuant to the terms of our 2005 Incentive Plan.

Termination Without Cause; Resignation for Good Reason

If the executive is terminated without cause or resigns for good reason, then the executive will be entitled to accrued salary, vested benefits, and a pro-rata portion of his annual bonus earned through the date of termination. In addition, the executive will receive a severance payment equal to one times his annual base salary in effect as of the date of termination.

Termination Without Cause or by Executive for Good Reason Within 24 Months Following a Change of Control

If the executive is terminated without cause or resigns for good reason within two years following a change of control of the Company, then the executive will be entitled to accrued salary, vested benefits, and a pro-rata portion of his annual bonus earned through the date of termination. In addition, the executive will be entitled to:

•

a severance payment equal to the product of 2.5 times the sum of (1) his base salary in effect as of the date of termination, and (2) the greater of the average of the annual bonuses earned by him for the two prior fiscal years, or his target bonus for the year in which the date of termination occurs;

•	continuation of health and welfare benefits for the COBRA-eligible period; and

•	all of the executive’s outstanding equity awards shall become fully vested.

Gross Up

The employment agreements provide that if a payment to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive a full gross up of any excise tax imposed, including income and excise taxes on such gross-up amount, subject to a $50,000 threshold benefit amount. It is the Board’s intention to eliminate these tax gross-up payments in all future executive employment agreements.

Restrictive Covenants

Each of the Employment Agreements contains confidentiality, non-compete and non-solicitation covenants that apply during the executive’s employment with the Company and for a two year period after the executive’s termination of employment (or for a six month period if the executive’s termination occurs within two years after a change in control).

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our named executive officers would have received under their Employment Agreements if they had terminated employment on December 31, 2009 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Myers	Roman	Stelly	November	Doise	Indest
Reason for Termination:
By Company Without Cause; by Executive for Good Reason
Pro-rata Annual Bonus(1)	$350,625	$168,000	$171,000	$165,000	$125,000	$262,500
Cash Severance(2)	412,500	280,000	285,000	275,000	250,000	350,000
Total Estimated Value of Payments and Benefits	$763,125	$448,000	$456,000	$440,000	$375,000	$612,500
Termination Without Cause or by Executive for Good Reason Within 24 Months Following a Change of Control
Pro-rata Annual Bonus(1)	$350,625	$168,000	$171,000	$165,000	$125,000	$262,500
Cash Severance(2)	1,907,813	1,120,000	1,140,000	1,100,000	937,500	1,531,250
Health and Welfare Continuation(3)	17,682	17,389	17,389	17,682	17,389	17,682
Value of Accelerated Equity Awards(4)	2,318,888	719,187	1,306,051	652,078	1,162,906	2,032,195
Estimated 280G Gross-Up Payment(5)	1,185,725	691,283	716,522	594,396	—	920,423
Total Estimated Value of Payments and Benefits	$5,780,733	$2,715,859	$3,350,962	$2,529,156	$2,242,795	$4,764,050
Death, Disability or Retirement
Pro-rata Annual Bonus(1)	$350,625	$168,000	$171,000	$165,000	$125,000	$262,500
Value of Accelerated Equity Awards(4)	2,318,888	719,187	1,306,051	652,078	1,162,906	2,032,195
Total Estimated Value of Payments and Benefits	$2,669,513	$887,187	$1,477,051	$817,078	$1,287,906	$2,294,695

(1)	Reflects a pro-rata payment of the executive’s target annual bonus for 2009, based on the portion of the year elapsed prior to termination. For Mr. November, reflects a pro-rata payment of his annual bonus for 2009, based on actual performance and the portion of the year elapsed prior to termination.
(2)	Reflects a severance payment equal to the product of one times the executive’s base salary in effect as of the date of termination, or 2.5 times, in the event of a change in control, the sum of (1) the executive’s base salary in effect as of the date of termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years, or his target bonus for the year in which the date of termination occurs.
(3)	Reflects the cost of providing continued health and welfare benefits to the executive after his date of termination of employment. The Company will pay the excess of the COBRA cost of such coverage over the amount that the executive would have had to pay for such coverage if he had remained employed and paid the active employee rate. The Company’s obligations to provide health and welfare benefits cease in the event the executive participates in another employer sponsored plan or when the COBRA benefit expires (18 months from qualifying event).
(4)	Represents the fair market value of restricted shares that would become fully vested upon termination (each based on closing market price of our Common Stock as of December 31, 2009 ($33.61)).

(5)	Employment agreements with the named executive officers provide that the Company will reimburse the executive for any 280G excise taxes that are imposed on the executive and any income and excise taxes that are payable by the executive as a result of any reimbursement for 280G excise taxes, provided that the net after-tax benefit to the executive is at least $50,000 as compared with the net after-tax proceeds to the executive of a “cut-back” to the extent necessary to avoid imposition of the 280G excise tax. The calculation of the estimated 280G gross-up payment is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 6% state income tax rate, and a 1.45% Medicare tax rate.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (b) each director and director nominee of the Company, (c) each named executive officer of the Company, and (d) all directors, nominees and executive officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock that such ownership represents. The percentage of beneficial ownership is based on 18,620,796 shares of common stock outstanding on the Record Date.

Except as noted in the footnotes below, we believe, based on information provided to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Beneficial Ownership(1)
Name	Number	Percent
Keith G. Myers(2)	2,707,003	14.5%
John L. Indest(3)	147,534	*
Peter J. Roman	33,898	*
Daryl J. Doise	39,890	*
Donald D. Stelly	45,743	*
Peter C. November	28,111	*
Ted W. Hoyt	30,450	*
George A. Lewis(4)	15,000	*
Ronald T. Nixon(5)	25,000	*
W.J. “Billy” Tauzin(6)	22,500	*
Dan S. Wilford	15,000	*
John B. Breaux	11,000	*
Monica F. Azare	9,700	*
Kenneth E. Thorpe	5,400	*
All directors, nominees and executive officers of the Company as a group (15 persons)(7)	3,136,229	16.8%
FMR(8)	1,604,753	8.6%
Wells Fargo and Company(9)	1,482,224	8.0%
Black Rock, Inc.(10)	1,075,798	5.8%

*	Less than 1%
(1)	Unless otherwise noted below, the address of each beneficial owner listed in the table above is c/o LHC Group, Inc., 420 West Pinhook Rd., Suite A, Lafayette, LA 70503
(2)	Includes 359,490 shares held by Mr. Myers’s wife, and 2,096,752 shares held by K&G Family, LLC, of which Mr. Myers is a Manager.
(3)	Includes 81,081 shares held by Duperier Avenue Investors, LLC, of which Mr. Indest is a Manager.
(4)	Includes 4,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 30.
(5)	Includes 4,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 30.
(6)	Includes 7,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 30.
(7)	Includes 15,000 shares issuable upon the exercise of stock options exercisable within 60 days of April 30, 2009.
(8)

The number of shares reported is based on the Schedule 13G/A filed with the SEC on February 16, 2010 by FMR LLC (“FMR”) and Edward C. Johnson, 3d (“Johnson”). The Schedule 13G/A reports that each of Johnson and FMR, through its control of Fidelity Management & Research Company (“Fidelity), has sole dispositive power with respect to 1,387,333 shares. Fidelity is a wholly-owned subsidiary of FMR and acts as an investment advisor to various investment companies holding the 1,387,333 shares for which Fidelity is the beneficial owner. According to the Schedule 13G/A, Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR, serves as investment manager of institutional accounts holding 217,420 shares over which each Johnson and FMR through its control of Pyramis, has sole voting and dispositive power. The address of each of the reporting persons is 82 Devonshire Street, Boston, Massachusetts 02109.
(9)

The number of shares reported is based on the Schedule 13G filed with the SEC on January 21, 2010 by Wells Fargo and Company (“Wells”), Wells Capital Management Incorporated (“Wells Capital”) and Wells Fargo Funds Management, LLC (“WF Funds”). The Schedule 13G reports that Wells has sole voting power with respect to 1,364,401 shares and sole dispositive power with respect to 1,434,649 shares; Wells Capital has sole voting power with respect to 247,301 shares and sole dispositive power with respect to 1,058,968 shares; and WF Funds has sole voting power with respect to 952,403 shares and sole dispositive power with respect to 125,144 shares. The address for Wells is 420 Montgomery Street, San Francisco, California 94104. The address for Wells Capital and WF Funds is 525 Market Street, 10th floor, San Francisco, California 94105.

(10)	The number of shares reported is based on the Schedule 13G filed with the SEC on January 29, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any person beneficially owning more than 10% of our Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC. These persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings on a timely basis for the fiscal year ended December 31, 2009. Based solely on a review of the Section 16(a) reports furnished to us and written representations from our directors and executive officers that no other reports were required for such persons, we believe that all reporting requirements were satisfied in fiscal 2009.

COMPENSATION COMMITTEE REPORT

This report is submitted by the Company’s Compensation Committee at the direction of the Board. The Compensation Committee of the Board is responsible for reviewing and approving compensation for the Company’s executive officers. The Compensation Committee operates pursuant to a charter, which has been approved and adopted by the Board. The Compensation Committee is composed of four non-employee directors who meet the independence requirements of NASDAQ. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Compensation Committee places considerable importance on the task of creating and implementing the Company’s executive compensation program.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in its Proxy Statement for the 2010 annual meeting of stockholders.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Monica F. Azare—Chair

Ted W. Hoyt

George A. Lewis

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2009, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the Company’s financial reporting processes and reviewed and assessed the adequacy of internal controls over financial reporting.

The Audit Committee discussed with KPMG, the Company’s independent registered public accounting firm, the overall scope and plans for the audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of its observations of LHC Group’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with KPMG, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also reviewed and discussed with management and KPMG, management’s report and KPMG’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In addition, the Audit Committee has received the written disclosures from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed those disclosures with the auditors. In addition, the Audit Committee discussed with KPMG their independence from management and the Company. The Audit Committee also considered whether KPMG’s provision, during fiscal 2009, of services that were unrelated to their audit of the Company’s financial statements and to their reviews of the Company’s interim financial statements during 2009 is compatible with maintaining KPMG’s independence.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Based on the foregoing reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG dated March 15, 2010 regarding the audited financial statements of LHC Group for the fiscal year ended December 31, 2009, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors.

George A. Lewis—Chair

Ted W. Hoyt

Ronald T. Nixon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements with Directors

We have adopted provisions in our Certificate of Incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following: (1) any breach of their duty of loyalty to the corporation or the stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. This limitation does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors, in addition to the indemnification provided by our Certificate of Incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors for expenses, judgments, fines and settlement amounts incurred by our directors in any action or proceeding arising out of his or her services as a director or at our request.

Company Policy

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of the Company, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which the Company participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

In April 2007, the Audit Committee adopted a written policy and set of procedures for reviewing transactions between the Company and related persons, including directors, nominees, executive officers, and any person known to be the beneficial owner of more than 5% of the Company’s voting securities or any immediate family member of such person. The policy also covers any firm, corporation or other entity in which any such person is employed or is a partner or principal, or in which such persons has a 5% or greater beneficial ownership interest. Prior to entering into a transaction with a related person, notice must be given to the Secretary of the Company containing (i) the related person’s relationship to the Company and interest in the transaction, (ii) the material facts of the transaction, (iii) the benefits to the Company of the transaction, (iv) the availability of any other sources of comparable products or services and (v) an assessment of whether the transaction is on terms comparable to those available to an unrelated third party. If the Company’s Secretary and Chief Financial Officer determine that it is a related party transaction, the proposed transaction is submitted to the Audit Committee for its approval. The policy also provides for the quarterly review of related person transactions that have not previously been approved or ratified and any other such transactions that come to the attention of the Company’s Chief Executive Officer, Chief Financial Officer, Controller or Secretary. If the transaction is pending or ongoing, it will be promptly submitted to the Audit Committee for approval. If the transaction is completed, it will be submitted to determine if ratification or rescission is appropriate.

GENERAL INFORMATION

Other Matters

The Board does not know of any other matters before the Annual Meeting other than those referred to in the accompanying Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Annual Meeting or any adjournments or postponements, the persons named in the enclosed proxy card will have authority to vote all proxies with respect to such matters in accordance with their best judgment.

Deadlines for Receipt of Stockholder Proposals for 2011 Annual Meeting of Stockholders

If a stockholder wants to have a proposal formally considered at the 2011 annual meeting of stockholders and included in the Company’s proxy statement for that meeting pursuant to SEC Rule 14a-8, the Company must receive the proposal, at its principal executive offices at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, in writing on or before December 31, 2010, and the proposal must comply with SEC rules; provided that if the date of the Company’s 2011 annual meeting of stockholders is more than 30 days before or after June 10, 2011 (the anniversary date of the 2010 Annual Meeting of Stockholders), the deadline will be a reasonable time before the Company begins to print and send its proxy materials to stockholders.

In addition, if a stockholder desires to make a proposal or submit a director nomination for consideration at the 2011 annual meeting of stockholders other than pursuant to SEC Rule 14a-8, the stockholder must comply with the advance notice provisions and other requirements set forth in the Company’s bylaws. Under the Company’s bylaws, a stockholder must deliver written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 60 or more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the preceding year’s annual meeting. With respect to the 2011 annual meeting of stockholders, notice must be received by the Secretary of the Company, at the Company’s principal executive offices at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, no earlier than January 30, 2011 and no later than March 1, 2011. If the date of the 2011 annual meeting of stockholders is more than 30 days before or after June 10, 2011 (the anniversary date of the 2010 Annual Meeting of Stockholders), to be timely, the stockholder must deliver notice no later than the close of business on the later of 90 days prior to the 2011 annual meeting of stockholders or 10 days following the day on which the Company first makes public announcement of the date of the 2011 annual meeting of stockholders

Stockholders seeking to submit a nomination to the Board for inclusion in the Company’s proxy statement must also deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See the section entitled “Stockholder Proposals” earlier in this Proxy Statement for additional information about stockholder nominations. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Counting of Votes

The matters that are specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by ballot. An Inspector of Election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the results.

Delivery of Proxy Materials and Annual Reports

The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, the Company is not householding for registered stockholders, but brokers, dealers, banks or other entities that hold Common Stock in street name for beneficial owners of Common Stock and that distribute proxy statements and annual reports they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report to certain multiple stockholders who share an address, unless the Company or such other distributor has received contrary instructions from one or more of those stockholders. The Company undertakes to deliver promptly upon request a separate copy of the proxy statement and/or annual report to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders may notify the Company of their requests by calling the Company at (337) 233-1307 or by sending a written request addressed to the Company’s Secretary at LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. In addition, stockholders who hold Common Stock in street name who prefer to receive separate copies of the annual report or proxy statement, or who are receiving multiple copies of annual reports or proxy statements and who prefer to receive a single copy, either now or in the future, should contact their broker, dealer, bank or other record holder entity.

Request for Additional Copies

To request a copy of the Proxy Statement, our Annual Report on Form 10-K and form of proxy, you may contact the Company by calling (800) 489-1307 or submitting an e-mail through our website by clicking on “contact us” under the Investor Relations section of www.LHCGroup.com.

Miscellaneous

The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding these proxy materials to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

2009 Annual Report

Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission. Requests should be directed to the Company’s Secretary at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. A copy of the Annual Report for the fiscal year ended December 31, 2009, which includes the Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation materials.

LHC GROUP, INC.

Keith G. Myers

President and Chief Executive Officer

April 30, 2010

LHC GROUP, INC.

2010 LONG-TERM INCENTIVE PLAN

LHC GROUP, INC.

2010 LONG-TERM INCENTIVE PLAN

2

LHC GROUP, INC.

2010 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the LHC Group, Inc. 2010 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of LHC Group, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “Person” (such term for purposes of this definition being as defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any Person is or becomes a Beneficial Owner, directly or indirectly, of either (A) 30% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change of Control: (v) an acquisition directly from the Company, (w) an acquisition by the Company or a Subsidiary of the Company, (x) an acquisition by a Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the Company Common Stock or the Company Voting Securities, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the Beneficial Owner, directly or indirectly, of 30% or more of the total common stock or 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means LHC Group, Inc., a Delaware corporation, or any successor corporation.

(k) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the

Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Good Reason” has the meaning assigned such term in the employment agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties or responsibilities as in effect immediately prior to a Change of Control, (ii) a reduction by the Company or an Affiliate in the Participant’s base salary, (iii) the Company or an Affiliate requiring the Participant, without his or her consent, to be based at any office or location more than 35 miles from the location at which the Participant was stationed immediately prior to a Change of Control, or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means the LHC Group, Inc. 2010 Long-Term Incentive Plan, as amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s termination of employment with the Company or an Affiliate (i) after attaining age 62, or (ii) after attaining age 55 and having at least 10 years of service with the Company or an Affiliate.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(oo) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Amend the Plan or any Award Certificate as provided herein; and

(k) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

4.4. DELEGATION. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,500,000. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2. SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d) If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f) To the extent that the full number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g) Substitute Awards granted pursuant to Section 14.9 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 500,000.

(d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 500,000 Shares.

(e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $2,000,000.

5.5. MINIMUM VESTING REQUIREMENTS . Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit acceleration of vesting of such Full-Value Awards in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards covering 10% or fewer of the total number of shares authorized under the Plan without respect to the above-described minimum vesting requirements.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.9) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(f) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

9.4. FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

—	Revenue

—	Sales

—	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—	Net income (before or after taxes, operating income or other income measures)
—	Cash (cash flow, cash generation or other cash measures)

—	Stock price or performance

—	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

—	Economic value added

—	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

—	Market share

—	Improvements in capital structure

—	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

—	Business expansion or consolidation (acquisitions and divestitures)

—	Internal rate of return or increase in net present value

—	Working capital targets relating to inventory and/or accounts receivable

—	Safety standards

—	Productivity measures

—	Cost reduction measures

—	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change of Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any 12-month period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15 th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability, or upon the Participant’s Retirement:

(i) all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(ii) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii) the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned at the greater of “target” or actual performance as of the date of such termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. ACCELERATION UPON CERTAIN TERMINATIONS FOLLOWING A CHANGE OF CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, if a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within two years after the effective date of a Change of Control, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned at the greater of “target” or actual performance as of the date of such termination.

14.8. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.9. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c) Except as otherwise provided in Section 15.1, the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change of Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change of Control, Disability or separation from service, as applicable, as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such

Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12. SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

*******************

The foregoing is hereby acknowledged as being the LHC Group, Inc. 2010 Long-Term Incentive Plan as adopted by the Board on April     , 2010 and by the stockholders on                     , 2010.

LHC GROUP, INC.

By:

Its:

ANNUAL MEETING OF STOCKHOLDERS OF

LHC GROUP, INC.

June 24, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 24, 2010.

LHC Group’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://investor.lhcgroup.com/annuals.cfm.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20433000000000000000 5 062410

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

John L. Indest

Ronald T. Nixon

W.J. “Billy” Tauzin

Kenneth E. Thorpe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. To approve and adopt the Company’s 2010 Long Term Incentive Plan (“2010 LTIP”).

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

In their discretion, the proxies are authorized to vote in accordance with their best judgment upon other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3 as recommended by the Board of Directors.

PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN PROMPTLY IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LHC GROUP, INC.

Proxy Solicited on Behalf of the Board of Directors for the 2010 Annual Meeting of Stockholders to be held on June 24, 2010 at 10:00 a.m. (Central Time) at LHC Group’s Offices located at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby revokes all previous proxies and appoints Peter C. November and Keith G. Myers, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof. To attend the Annual Meeting of Stockholders and vote in person, please see “Voting Procedures - Voting in Person” in the Proxy Statement.

(Continued and to be signed on the reverse side.)

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